EXHIBIT 10 (ii)(8)

AMENDMENT NUMBER EIGHT TO

NORTHERN TRUST EMPLOYEE STOCK OWNERSHIP PLAN

(As Amended and Restated Effective January 1, 2002)

WHEREAS, The Northern Trust Company (the “Company”) maintains the Northern Trust Employee Stock Ownership Plan, As Amended and Restated Effective January 1, 2002, (the “Plan”); and

WHEREAS, amendment of the Plan is now considered desirable;

NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the Company under Section 13.1 of the Plan, and pursuant to the authority delegated to the undersigned officer by resolutions of the Board of Directors of the Company dated November 20, 2001, Section 9.7(d) of the Plan is hereby amended effective as of January 1, 2003, as follows:

1.	To insert the following as the first sentence of Section 9.7(d):

“The Plan shall be administered in accordance with all applicable requirements of sections 401(a)(9), including the minimum distribution incidental death benefit requirement of Code Section 401(a)(9)(G), and Treas. Reg. §§1.401(a)(9)-2 through 1.401(a)(9)-9.”

2.	To delete the phrase “within five years after the Member’s death” from Section 9.7(d)(2)(B) and to substitute the following therefor:

“no later than December 31 of the calendar year containing the fifth anniversary of the Member’s death.”

3.	To delete the phrase “one year after the date of the Member’s death” from Section 9.7(d)(2)(C)(iii) and to substitute the following therefor:

“the December 31 of the calendar year following the calendar year in which the Member died.”

4.	To delete Section 9.7(d)(4) in its entirety and to renumber the current Section 9.7(d)(5) as new Section 9.7(d)(4).

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf this 22nd day of December, 2003, effective as of January 1, 2003.

THE NORTHERN TRUST COMPANY

By:	/s/ Martin J. Joyce, Jr.

Name:	Martin J. Joyce, Jr.
Title:	Senior Vice President